Exhibit 99.1

CONSENT OF J.P. MORGAN SECURITIES LLC

We hereby consent to (i) the inclusion of our opinion letter dated February 6, 2024 to the Board of Directors of Glatfelter Corporation as Annex D to the proxy statement/prospectus, which forms a part of a registration statement on Form S-4 (the “Registration Statement”) relating to the proposed series of transactions described therein and (ii) the references to such opinion in such Registration Statement. In giving such consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder, nor do we hereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term "experts" as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

Very truly yours,

/s/ J.P. MORGAN SECURITIES LLC
J.P. MORGAN SECURITIES LLC

August 23, 2024